Exhibit 99.1
ChargePoint reports second quarter fiscal year 2023 financial results

Second quarter fiscal 2023 revenue of $108 million exceeds top-end of quarterly guidance; ChargePoint re-affirms annual guidance

•Revenue grew 93% year-over-year as the Company posted its first $100 million quarter
•GAAP and Non-GAAP gross margin improved 2 percentage points quarter-over-quarter
•ChargePoint guides to third quarter fiscal 2023 revenue of $125-$135 million and confirms full-year revenue guidance of $450 million to $500 million

Campbell, Calif. – August 30, 2022 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its second quarter of fiscal 2023 ended July 31, 2022.
“ChargePoint delivered another strong quarter, with continued growth across all verticals and geographies,” said Pasquale Romano, President and CEO of ChargePoint. “We continue to execute on our strategy, as demand continues to grow for our portfolio of industry-leading charging solutions for every vertical and in both North America and Europe.”
Second Quarter Fiscal 2023 Financial Overview

•Revenue. For the second quarter, revenue was $108.3 million, up 93% from $56.1 million in the prior year’s same quarter. Networked charging systems revenue for the second quarter was $84.1 million, up 106% from $40.9 million in the prior year’s same quarter and subscription revenue was $20.2 million, up 68% from $12.1 million in the prior year’s same quarter.

•Gross Margin. Second quarter GAAP gross margin was 17%, down from 19% in the prior year's same quarter primarily due to supply chain disruptions, which affected both cost and supply availability as well as increasing new product introduction and transition costs. Second quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense and amortization from acquired intangible assets, improved sequentially to 19%, but was down from 23% in the prior year's same quarter due to the same factors.

•Net Income/Loss. Second quarter GAAP net loss was $92.7 million, as compared to $84.9 million in the prior year's same quarter. Non-GAAP pre-tax net loss in the second quarter, which excludes $26.4 million in stock-based compensation expense, $3.0 million amortization expense from acquired intangible assets and other items, was $62.3 million as compared to $40.3 million in the prior year's same quarter.
•Liquidity. As of July 31, 2022, cash and short term investments on the balance sheet were $471.9 million.
•Shares Outstanding. As of July 31, 2022, there were approximately 339 million shares of common stock outstanding.
For a reconciliation of GAAP to non-GAAP results, please see the tables below.
Third Quarter and Full Year Guidance
For the third fiscal quarter ending October 31, 2022, ChargePoint expects revenue of $125 million to $135  million. At the midpoint, this represents an anticipated increase of 100% as compared to the prior year’s same quarter.
For the full fiscal year ending January 31, 2023, ChargePoint continues to expect:
•Revenue of $450 million to $500 million. At the midpoint, this represents an anticipated increase of 96% as compared to the prior year
•Non-GAAP gross margin of 22% to 26%
•Non-GAAP operating expenses of $350 million to $370 million. At the midpoint, this represents an anticipated increase of 50% as compared to the prior year

Guidance for non-GAAP financial measures excludes amortization expense of acquired intangible assets, stock-based compensation expense, acquisition earn-out-related payroll tax expense, and non-recurring costs and professional services fees related to acquisitions and security offerings. ChargePoint is not able to present a reconciliation of its non-GAAP financial guidance to the corresponding GAAP measures because certain items that impact these measures are uncertain or out of its control, or cannot be reasonably predicted, including stock-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on ChargePoint's GAAP gross margin and GAAP operating expenses.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its second quarter fiscal 2023 financial results and its outlook for the third quarter of and full year fiscal 2023.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 123 million charging sessions have been delivered, with drivers plugging into the ChargePoint network on average every second. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the third fiscal quarter and fiscal year ending January 31, 2023. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: the impact of the ongoing COVID-19 pandemic, geopolitical events including the Russian invasion of Ukraine, macroeconomic trends including changes in inflation or interest rates, or other events beyond our control on the overall economy, our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages and expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions, delays and expense increases may adversely affect our sales, revenue and gross margins; unexpected delays in new product introductions; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to supply chain disruptions, component shortages and related expense increases or if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2022, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing ChargePoint’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding amortization expense of acquired intangible assets and stock-based compensation expense. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding amortization expense of acquired intangible assets, stock-based compensation expense, earn-out-related payroll tax expense, and non-recurring costs and professional services fees associated with acquisitions and registration filings, and non-cash charges related to tax liabilities.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, earn-out-related payroll tax expense, offering costs allocated to warrant liabilities, non-recurring costs and professional services fees associated with acquisitions and registration filings, and non-cash charges related to the revaluation of warrants, tax liabilities, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. ChargePoint compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Patrick Hamer
VP, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue
Networked charging systems	$84,148	$40,874	$143,699	$67,674
Subscriptions	20,244	12,082	37,890	22,906
Other	3,900	3,165	8,336	6,051
Total revenue	108,292	56,121	189,925	96,631
Cost of revenue
Networked charging systems	74,352	35,384	130,618	59,126
Subscriptions	13,278	7,830	23,905	13,470
Other	2,509	2,130	5,142	4,041
Total cost of revenue	90,139	45,344	159,665	76,637
Gross profit	18,153	10,777	30,260	19,994
Operating expenses
Research and development	51,804	40,410	100,105	65,784
Sales and marketing	33,873	21,923	66,460	37,897
General and administrative	22,846	22,732	43,893	37,199
Total operating expenses	108,523	85,065	210,458	140,880
Loss from operations	(90,370)	(74,288)	(180,198)	(120,886)
Interest income	1,460	25	1,566	47
Interest expense	(2,928)	—	(3,862)	(1,499)
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	9,237
Change in fair value of assumed common stock warrant liabilities	—	(10,421)	(24)	33,340
Change in fair value of contingent earnout liability	—	—	—	84,420
Transaction costs expensed	—	—	—	(7,031)
Other expense, net	(1,254)	(189)	(1,702)	(174)
Net loss before income taxes	(93,092)	(84,873)	(184,220)	(2,546)
Provision for income taxes	(392)	65	(2,254)	103
Net loss	$(92,700)	$(84,938)	$(181,966)	$(2,649)
Cumulative undeclared dividends on redeemable convertible preferred stock	—	—	—	(4,292)
Deemed dividends attributable to vested option holders	—	—	—	(51,855)
Deemed dividends attributable to common stock warrants holders	—	—	—	(110,635)
Net loss attributable to common stockholders, basic	$(92,700)	$(84,938)	$(181,966)	$(169,431)
Gain attributable to earnout shares issued	—	—	—	(84,420)
Change in fair value of dilutive warrants	—	(7,427)	—	(53,540)
Net loss attributable to common stockholders, diluted	$(92,700)	$(92,365)	$(181,966)	$(307,391)
Net loss per share - Basic	$(0.28)	$(0.27)	$(0.54)	$(0.64)
Net loss per share - Diluted	$(0.28)	$(0.29)	$(0.54)	$(1.12)
Weighted average shares outstanding - Basic	336,813,555	312,227,526	335,736,772	266,197,482
Weighted average shares outstanding - Diluted	336,813,555	313,602,100	335,736,772	275,577,000

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$187,662	$315,235
Restricted cash	400	400
Short-term investments	283,880	—
Accounts receivable, net	109,922	75,939
Inventories	53,420	35,879
Prepaid expenses and other current assets	44,902	36,603
Total current assets	680,186	464,056
Property and equipment, net	36,699	34,593
Intangible assets, net	94,482	107,209
Operating lease right-of-use assets	22,571	25,535
Goodwill	205,580	218,484
Other assets	6,512	6,020
Total assets	$1,046,030	$855,897
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$45,145	$27,576
Accrued and other current liabilities	110,096	84,328
Deferred revenue	83,529	77,142
Total current liabilities	238,770	189,046
Deferred revenue, noncurrent	84,052	69,666
Debt, noncurrent	294,334	—
Operating lease liabilities	22,727	25,370
Deferred tax liabilities	13,383	17,697
Other long-term liabilities	1,075	7,104
Total liabilities	654,341	308,883
Stockholders' equity (deficit):
Common stock	34	33
Additional paid-in capital	1,414,301	1,366,855
Accumulated other comprehensive loss	(29,025)	(8,219)
Accumulated deficit	(993,621)	(811,655)
Total stockholders' equity	391,689	547,014
Total liabilities and stockholders' equity	$1,046,030	$855,897

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended July 31,
	2022	2021
Cash flows from operating activities
Net loss	$(181,966)	$(2,649)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,476	5,576
Non-cash operating lease cost	2,451	1,963
Stock-based compensation	41,946	35,870
Amortization of deferred contract acquisition costs	1,118	829
Change in fair value of redeemable convertible preferred stock warrant liability	—	(9,237)
Change in fair value of common stock warrant liabilities	24	(33,340)
Change in fair value of contingent earnout liabilities	—	(84,420)
Transaction costs expensed	—	7,031
Other	4,991	1,236
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(36,178)	(7,657)
Inventories	(18,239)	5,620
Prepaid expenses and other assets	(9,964)	(9,325)
Operating lease liabilities	(2,465)	(953)
Accounts payable	14,907	9,293
Accrued and other liabilities	16,454	3,027
Deferred revenue	20,773	15,938
Net cash used in operating activities	(133,672)	(61,198)
Cash flows from investing activities
Purchases of property and equipment	(8,872)	(7,788)
Purchases of short term investments	(284,835)	—
Cash paid for acquisitions, net of cash acquired	(2,756)	—
Net cash used in investing activities	(296,463)	(7,788)
Cash flows from financing activities
Proceeds from the exercise of public warrants	—	117,598
Merger and PIPE financing	—	511,646
Payments of transaction costs related to Merger	—	(32,468)
Payment of tax withholding obligations on settlement of earnout shares	—	(20,894)
Proceeds from issuance of debt securities, net of discount and issuance costs	293,972	—
Repayment of borrowings	—	(36,051)
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	5,419	1,759
Change in driver funds and amounts due to customers	4,238	—
Net cash provided by financing activities	303,629	541,590
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,067)	(6)
Net increase in cash, cash equivalents, and restricted cash	(127,573)	472,598
Cash, cash equivalents, and restricted cash at beginning of period	315,635	145,891
Cash, cash equivalents, and restricted cash at end of period	$188,062	$618,489

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended July 31, 2022		Three Months Ended July 31, 2021		Six Months Ended July 31, 2022		Six Months Ended July 31, 2021
Cost of Revenue:
GAAP cost of revenue	$90,139		$45,344		$159,665		$76,637
Stock-based compensation expense	(1,341)		(2,164)		(2,126)		(2,188)
Amortization of intangible assets	(748)		—		(1,368)		—
Non-GAAP cost of revenue	$88,050		$43,180		$156,171		$74,449
Non-GAAP gross profit (gross margin as a percentage of revenue)	$20,242	19%	$12,941	23%	$33,754	18%	$22,182	23%

Operating Expenses:
GAAP research and development	$51,804		$40,410		$100,105		$65,784
Stock-based compensation expense	(11,420)		(13,682)		(17,398)		(14,357)
Earn-out-related taxes (1)	—		(12)		—		(358)
Acquisition-related costs (2)	—		(86)		—		(86)
Cost related to registration filings	—		(80)		—		(80)
Non-GAAP research and development (as a percentage of revenue)	$40,384	37%	$26,550	47%	$82,707	44%	$50,902	53%

GAAP sales and marketing	$33,873		$21,923		$66,460		$37,897
Stock-based compensation expense	(5,285)		(4,169)		(7,831)		(4,766)
Earn-out-related taxes (1)	—		(6)		—		(424)
Acquisition-related costs (2)	—		(43)		—		(43)
Cost related to registration filings	—		(40)		—		(40)
Amortization of intangible assets	(2,207)		—		(4,448)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$26,381	24%	$17,665	31%	$54,182	29%	$32,624	34%

GAAP general and administrative	$22,846		$22,732		$43,893		$37,199
Stock-based compensation expense	(8,373)		(8,278)		(14,591)		(14,558)
Earn-out-related taxes (1)	—		(378)		—		(713)
Acquisition-related costs (2)	—		(2,683)		(1,011)		(2,683)
Cost related to registration filings	(473)		(2,503)		(473)		(2,503)
Tax exposures	(990)		—		(990)		—
Non-GAAP general and administrative (as a percentage of revenue)	$13,010	12%	$8,890	16%	$26,828	14%	$16,742	17%

Non-GAAP Operating Expenses (as a percentage of revenue)	$79,775	74%	$53,105	95%	$163,717	86%	$100,269	104%

	Three Months Ended July 31, 2022		Three Months Ended July 31, 2021		Six Months Ended July 31, 2022		Six Months Ended July 31, 2021

Net Loss:
GAAP net loss	$(92,700)		$(84,938)		$(181,966)		$(2,649)
Stock-based compensation expense	26,419		28,293		41,946		35,869
Earn-out-related taxes (1)	—		396		—		1,495
Acquisition-related costs (2)	—		2,812		1,011		2,812
Cost related to registration filings	473		2,623		473		2,623
Tax exposures	990		—		990		—
Amortization of intangible assets	2,955		—		5,816		—
Change in fair value of preferred stock warrant liability	—		—		—		(9,237)
Change in fair value of assumed common stock warrant liability	—		10,421		24		(33,340)
Change in fair value of contingent earn-out liability	—		—		—		(84,420)
Offering costs allocated to warrant liabilities	—		—		—		7,031
Non-GAAP net loss (as a percentage of revenue)	$(61,863)	(57)%	$(40,393)	(72)%	$(131,706)	(69)%	$(79,816)	(83)%
Provision for income taxes	(392)		65		(2,254)		103
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(62,255)	(57)%	$(40,328)	(72)%	$(133,960)	(71)%	$(79,714)	(82)%

(1)Consists of employment taxes paid related to shares issued as part of the earnout.
(2)Consists of professional services fees related to acquisitions.